  As filed with the Securities and Exchange Commission on November 13, 1998.
                                              Registration No. 333-____________

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                                  CNET, INC.
            (Exact name of registrant as specified in its charter)

                     DELAWARE                             13-369617
          --------------------------------           -------------------
          (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                                 150 CHESTNUT
                       SAN FRANCISCO, CALIFORNIA  94111
                                (415) 395-7800

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -----------------------

                      CNET, INC.  1997 STOCK OPTION PLAN

                           (Full title of the Plan)

                            -----------------------

HALSEY M. MINOR                          COPY TO: JON L. MOSLE
CHIEF EXECUTIVE OFFICER                           HUGHES & LUCE, L.L.P.
CNET, INC.                                        1717 MAIN STREET, SUITE 2800
150 CHESTNUT                                      DALLAS, TEXAS  75201
SAN FRANCISCO, CALIFORNIA  94111
(415) 395-7800
(Name, address, and telephone number,
including area code, of agent for service)

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
   TITLE OF                        PROPOSED        PROPOSED
  SECURITIES         AMOUNT        MAXIMUM         MAXIMUM        AMOUNT OF
    TO BE            TO BE      OFFERING PRICE    AGGREGATE      REGISTRATION
  REGISTERED     REGISTERED(1)   PER SHARE(2)  OFFERING PRICE(2)    FEE(2)
-----------------------------------------------------------------------------
Common Stock,      1,500,000        $41.35       $62,025,000       $17,243
$0.0001 par value
-----------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the 1997 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the Common Stock, as reported by NASDAQ on November 6, 1998, in accordance with Rules 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.

     CNET, Inc. has amended its 1997 Stock Option Plan (the "Plan") to add 1,500,000 shares of its common stock, par value $0.0001 per share (the "Common Stock"), to the number of shares available for issuance upon exercise of options granted pursuant to the Plan. Accordingly, CNET, Inc. is registering the additional 1,500,000 shares of Common Stock under this Registration Statement on Form S-8. The contents of the Company's Registration Statement on Form S-8, filed on August 27, 1997 (File No. 333-34491) are incorporated by reference herein.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 13th day of November, 1998.

                                       CNET, INC.


                                       By:  /s/ Douglas N. Woodrum
                                          -------------------------------------
                                            Douglas N. Woodrum
                                            Executive Vice President and Chief
                                            Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                             Title                              Date
            ---------                             -----                              ----
                 *                         Chairman of the Board,                November 13, 1998
    -------------------------      President, and Chief Executive Officer
           Halsey M. Minor

                 *                        Executive Vice President,              November 13, 1998
    -------------------------              Chief Operating Officer
          Shelby W. Bonnie                      and Director


*By: /s/ Douglas N. Woodrum               Executive Vice President,              November 13, 1998
    -------------------------              Chief Financial Officer
         Douglas N. Woodrum                     and Director
          ATTORNEY-IN-FACT

                 *                                Director                       November 13, 1998
    -------------------------
          John C. Colligan

                                                  Director
    -------------------------
          Douglas Hamilton

                 *                                Director                       November 13, 1998
    -------------------------
          Mitchell Kertzman

                                                  Director
    -------------------------
         Eric Robison

                 *                                Director                       November 13, 1998
    -------------------------
         William Savoy

                                     INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
    5.1*     Opinion of Hughes & Luce, L.L.P.

   23.1*     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).

   23.2*     Consent of KPMG Peat Marwick LLP

   24.1*     Power of Attorney


---------------
* Filed herewith.